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Principal Financial Group                     Principal Life Insurance Company

MEMORANDUM

February 11, 1999

To:      Craig Barnes, President
         Invista Capital Management, LLC

From:    Mary Bricker, Assistant Corporate Secretary
         Principal Mutual Holding Company ("Principal Mutual")

RE:      Schedule 13G Filings


This  is to  confirm  that  Principal  Mutual  has  authorized  Invista  Capital
Management, LLC to file Schedule 13Gs with the Securities and Exchange Commission on behalf of Principal Mutual. In addition, Principal Mutual hereby authorizes Invista to sign the Schedule 13Gs that Invista files with the Securities and Exchange Commission on behalf of Principal Mutual. Principal Mutual hereby authorizes Invista to use any of its executive officers to act as Invista's authorized representative in signing Schedule 13Gs that Invista files with the Securities and Exchange Commission on behalf of Principal Mutual.

This authorization shall remain in effect until further notice.

Principal Mutual understands and agrees that this authorization will be filed as an exhibit, where necessary, to any Schedule 13Gs Invista files on behalf of Principal Mutual.


/s/ Mary Bricker
Mary Bricker
Assistant Corporate Secretary










Mailing Address: Des Moines, Iowa USA 50392-0001 (515) 247-5111


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